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                                                                EXHIBIT 10.1(b)
                                                                 EXECUTION COPY


            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into as of June 20, 2005, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Amended and Restated Credit Agreement dated as of November 14, 2004 (as heretofore amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects and the Agent and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:


                                  A. AMENDMENTS

         The Credit Agreement is hereby amended by deleting Annex F(a) and (b) in their entireties and by substituting the following in lieu thereof:

                  (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures (i) in the Fiscal Year ending December 31, 2005, in an aggregate amount in excess of $8,000,000, and (ii) in any other Fiscal Year, in an aggregate amount in excess of $3,000,000.

                   (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month (i) ending on or after December 31, 2004 and prior to June 30, 2005, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.5:1.0, (ii) ending on or after June 30, 2005, and on or prior to December 31, 2005, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.45:1.0, and (iii) ending after December 31, 2005, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.5:1.0.

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                           Notwithstanding the foregoing, for the purpose of
         calculating the Fixed Charge Coverage Ratio (1) Fixed Charges for the twelve month period ending December 31, 2004 shall be calculated as Fixed Charges for the one month period then ending multiplied by twelve, (2) Fixed Charges for the twelve month period ending January 31, 2005 shall be calculated as Fixed Charges for the two month period then ending multiplied by six, (3) Fixed Charges for the twelve month period ending February 28, 2005 shall be calculated as Fixed Charges for the three month period then ending multiplied by four, (4) Fixed Charges for the twelve month period ending March 31, 2005 shall be calculated as Fixed Charges for the four month period then ending multiplied by three, (5) Fixed Charges for the twelve month period ending April 30, 2005 shall be calculated as Fixed Charges for the five month period then ending multiplied by 12/5, (6) Fixed Charges for the twelve month period ending May 31, 2005 shall be calculated as Fixed Charges for the six month period then ending multiplied by two, (7) Fixed Charges for the twelve month period ending June 30, 2005 shall be calculated as Fixed Charges for the seven month period then ending multiplied by 12/7, (8) Fixed Charges for the twelve month period ending July 31, 2005 shall be calculated as Fixed Charges for the eight month period then ending multiplied by 3/2, (9) Fixed Charges for the twelve month period ending August 31, 2005 shall be calculated as Fixed Charges for the nine month period then ending multiplied by 4/3, (10) Fixed Charges for the twelve month period ending September 30, 2005 shall be calculated as Fixed Charges for the ten month period then ending multiplied by 6/5, and (11) Fixed Charges for the twelve month period ending October 31, 2005 shall be calculated as Fixed Charges for the eleven month period then ending multiplied by 12/11, (12) EBITDA of the Multi-Shot Division shall be excluded from the calculation of the Fixed Charge Coverage Ratio and (13) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for each of the first eight Fiscal Months of Fiscal Year 2004 shall be increased by $75,000.

                             B. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, Borrower shall have no rights under this Amendment and the Agent and the Lenders shall not be obligated to take, fulfill or perform any action hereunder, until the Agent shall have received the following:

                  (a) counterparts of this Amendment duly executed by all parties hereto, in form and substance satisfactory to the Agent and its counsel;

                  (b) an amendment fee of $10,000, to be shared ratably by the Lenders, which fee shall be fully earned when paid and shall not be subject to rebate or refund of any kind; and

                  (c) such other certificates, documents and agreements respecting Borrower as the Agent may request in its reasonable discretion, in form and substance satisfactory to the Agent and its counsel.

         Upon receipt by the Agent of the fee and documents described in the foregoing clauses (a), (b) and (c), this Amendment shall become effective as of April 29, 2005.


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                        C. REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                               D. OTHER AGREEMENTS

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmations and Acknowledgments.

         (a) Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment.

         (b) Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Loan Documents securing the Loans are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents



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         3. Expenses. Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                            [SIGNATURE PAGE FOLLOWS]









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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                       BLACK WARRIOR WIRELINE CORP., as
                                       Borrower


                                       By:
                                           ------------------------------------
                                           William L. Jenkins
                                           Chief Executive Officer





                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Agent and Lender



                                       By:
                                           ------------------------------------
                                           Samantha Farber
                                           Duly Authorized Signatory










                      SIGNATURE PAGE TO SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT